UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 29, 2005
ORBIMAGE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50933	20-2759725

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166

(Address of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Explanatory Note
     On July 1, 2005, ORBIMAGE Holdings Inc. (the “Company”) filed a Form 8-K to report the issuance of $250 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2012 (the “Notes”), and its entry into an interest rate swap arrangement pursuant to which it fixed its effective interest rate under the Notes at 13.75%. ORBIMAGE Holdings Inc. hereby amends its Form 8-K filed on July 1, 2005 in order to file a copy of the letter agreement (the “Swap Agreement”), dated as of June 24, 2005 and countersigned by the Company on July 28, 2005, between the Company and Deutsche Bank AG, documenting this interest rate swap arrangement.
Item 9.01      Financial Statements and Exhibits
Exhibits

Exhibit Number	Title
4.1*	Indenture, dated as of June 29, 2005, between ORBIMAGE Holdings Inc. and The Bank of New York, as Trustee.
4.2*	Form of Senior Secured Floating Rate Note due 2012 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).
4.3*	Security Agreement, dated as of June 29, 2005, between ORBIMAGE Holdings Inc. and the Bank of New York, as Collateral Agent.
4.4*	Registration Rights Agreement, dated as of June 29, 2005, among ORBIMAGE Holdings Inc., Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC.
4.5	Swap Agreement, dated as of June 24, 2005, among ORBIMAGE Holdings Inc. and Deutsche Bank AG.
*  Previously filed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2005	ORBIMAGE HOLDINGS INC.
	By:	/s/ William L. Warren William L. Warren Vice President, General Counsel & Secretary